Exhibit 21.1

THE ST. JOE COMPANY

LIST OF SUBSIDIARIES

(Includes 100% directly owned entities, indirectly owned entities and joint venture entities of which we may be a majority, equal or minority partner)

COMPANY NAME	STATE OF ORGANIZATION
30A Greenway Hotel, LLC	FL
Artisan Park, L.L.C.	DE
Arvida Realty, LLC	FL
Bay Parkway Multi-Family, LLC	FL
Bay Parkway Multi-Family II, LLC	FL
Bay Point Marina, LLC	FL
BP East Multi-Family, LLC	FL
Breakfast Point, LLC	FL
Breakfast Point Commercial, LLC	FL
Camp Creek Golf Club, LLC	FL
Camp Creek Residential Development, LLC	FL
Commercial Real Estate Acquisitions, LLC	FL
Commercial Real Estate Development, LLC	FL
Commercial Real Estate Holdings, LLC	FL
Crooked Creek Utility Company	FL
FDSJ Eventide, LLC	FL
Florida Timber Finance I, LLC	DE
Florida Timber Finance II, LLC	DE
Florida Timber Finance III, LLC	DE
Georgia Timber Finance I, LLC	DE
JOE PCOZ, LLC	FL
JOE QOZ Fund, Inc.	FL
LMWS, LLC	DE
MB Multi-Family, LLC	FL
Mexico Beach Crossings, LLC	FL
N850J, LLC	FL
NatureWalk Office, LLC	FL
Northwest Florida Timber Finance, LLC	DE
OC Multi-Family, LLC	FL
Origins Crossings, LLC	FL
Origins Senior Living, LLC	FL
Panama City Beach Venture II, LLC	FL
Panama City Beach Venture III, LLC	FL
Paradise Pointe, L.L.C.	FL
Park Point Land, LLC	FL
Peach Creek Aggregate Storage and Transport, LLC	FL
Pier Park Crossings, LLC	FL
Pier Park Crossings Phase II LLC	FL
Pier Park Resort Hotel, LLC	DE
Pier Park TPS, LLC	DE
Port St. Joe Marina, LLC	FL
PPSZ, LLC	FL
Resort Real Estate Holdings, LLC	FL
RiverCamps Development, LLC	FL

Scratch Biscuit Company, LLC	FL
SJ COLLEGE STATION, LLC	FL
SJ Education Leasing Services, LLC	FL
SJ PARK PLACE, LLC	FL
SJ30AH, LLC	FL
SJAH, LLC	FL
SJBB, LLC	FL
SJBB Investor, LLC	FL
SJBPWA, LLC	FL
SJIMTPS Investor, LLC	FL
SJK Investor, LLC	FL
SJLMWS, LLC	FL
SJOSL, LLC	FL
SJPPN, LLC	FL
SJPR, LLC	FL
SJSA, LLC	FL
SJSCH, LLC	FL
SJSS, LLC	FL
SJTC, LLC	FL
SJTSH, LLC	FL
SJWC, LLC	FL
SJWCSL, LLC	FL
South Walton Commerce Park, LLC	FL
Southeastern Land Ventures, LLC	DE
SouthWood Golf, LLC	FL
SouthWood Tallahassee, LLC	FL
STGC of PCB, LLC	FL
St. James Island Utility Company	FL
St. Joe Club & Resorts Vacation Rentals, LLC	FL
St. Joe Community Sales, Inc.	FL
St. Joe Corporate Services, LLC	FL
St. Joe Development, LLC	FL
St. Joe Resort Operations, LLC	FL
St. Joe-Southwood Properties, Inc.	FL

St. Joe Timberland Company of Delaware, L.L.C.	DE
St. Joe VentureCrossings Leasing, LLC	FL
SummerCamp Beach, LLC	FL
SweetTea Publishing, L.L.C.	FL
The WaterSound Company, LLC	FL
Titus Road Station, LLC	FL
Topsail Commercial Development, LLC	FL
VentureCrossings, LLC	FL
Ward Creek, LLC	FL
WaterColor Development, LLC	FL
WaterColor Inn, LLC	FL
Watercrest Santa Rosa Beach RE, LLC	FL
Watercrest Santa Rosa Beach SL, LLC	FL
Watersound Aggregate Storage & Transport, LLC	FL
Watersound Beach and West Beach, LLC	FL
WaterSound Beach Club, LLC	FL
Watersound Closings & Escrow, LLC	FL
Watersound Club, LLC	FL
Watersound Insurance Company, LLC	FL

Watersound Town Center, LLC	FL
Watersound Parkway, LLC	FL
Watersound Title Agency, LLC	FL
WaterSound Trail, LLC	FL
Wild Heron PCB, LLC	FL
WindMark Beach, LLC	FL
Windmark JV, LLC	FL
WMOZ, LLC	FL
WOSL, LLC	FL